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Exhibit 23h(1)


                            ADMINISTRATION AGREEMENT

         THIS AGREEMENT is made as of the 31st day of August, 2001, by and between Eton Court Asset Management, Ltd., a ____ limited partnership (the "Administrator"), and DOMINION FUNDS, INC., a Texas corporation (the "Company"), with respect to its Dominion Insight Growth Fund Series (the "Fund").

                                    RECITALS

         WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company; and

         WHEREAS, the Fund is a series portfolio of the Company; and

         WHEREAS, the Company and the Administrator desire to enter into an agreement to provide for management and administration services to the Fund upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. ADMINISTRATOR. The Administrator shall act as administrator for the Fund and shall, in such capacity, supervise all aspects of the Fund's operations, subject at all times to the policies and control of the company's Board of Directors. The Administrator shall give the Company and the Fund the benefit of its best judgment, efforts and facilities in rendering its services as administrator hereunder.

         2. ADMINISTRATION SERVICES. In carrying out its duties under paragraph 1 hereof, the Administrator shall provide the following services to the Fund:

                (a) the services of a principal financial officer of the Company (including related office space, facilities and equipment) whose normal duties consist of maintaining the financial accounts and books and records of the Company and the fund, including the review of daily net asset value calculations and the preparation of tax returns; and the services (including related office space, facilities and equipment) of any of the personnel operating under the direction of such principal financial officer;

                (b) the services of staff to respond to shareholder inquiries concerning the status of their accounts; providing assistance to shareholders in exchanges among mutual funds managed or advised by the Advisor; changing account designations or changing addresses; assisting in the purchase or redemption of Fund shares; supervising the operations of the custodian, transfer agent(s) or dividend agent(s) for the Fund; or otherwise providing services to shareholders of the Fund; and

                (c) such other administrative services as may be furnished from time to time by the Administrator to the Company or the Fund at the request of the Company's Board of Directors.

Subject to the approval of the Board of Directors of the Company, the Administrator may delegate any or all of its responsibilities to provide such services, at its expense.

         3. CONTROL BY THE BOARD OF DIRECTORS. Any activities undertaken by the Administrator on behalf of the Fund shall at all times be subject to any directives of the Board of Directors of the Company.

         4. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In performing its duties hereunder, the Administrator shall at all times conform to:

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                (a)   all applicable provisions of the 1940 Act, and any rules
         and regulations adopted thereunder;

                (b) the provisions of the registration statement of the Company relating to the Fund, as the same may be amended fro time to time, under the Securities Act of 1933 and the 1940 Act;

                (c) the provisions of the Articles of Incorporation of the Company, as the same may be amended from time to time;

                (d) the provisions of the By-laws of the Company, as the same may be amended from time to time; and

                (e) any other applicable provisions of state, federal or foreign law.

         5. COMPENSATION. The Company shall pay the Administrator, as compensation for services performed hereunder, an annual administration fee, payable monthly, equal to 1.25% of the average daily net assets of the Fund. The average daily net assets of the Fund shall be determined in the manner set forth in the Company's Articles of Incorporation and registration statement relating to the Fund, as amended from time to time.

         6. EXPENSES OF THE FUND. All of the ordinary business expenses incurred in the operations of the Fund and the offering of its shares, other than the administration fee, the investment advisory fee, and distribution fees, shall be borne by the Administrator. These expenses borne by the Administrator include, but are not limited to, office space, custodian and transfer agent fees, administrative, clerical, record keeping, bookkeeping, legal (non-litigation), auditing and accounting expenses, expenses of preparing tax returns, expenses of shareholders' meetings and preparing, printing and mailing proxy statements, expenses of preparing and typesetting periodic reports to shareholders and prospectuses, fees and expenses of directors of the Company, and the costs, including filing fees, of renewing or maintaining registration of Fund shares under federal and state law. Notwithstanding the foregoing, the Fund shall pay any and all interest, taxes, the cost of brokerage incurred in connection with execution of securities transactions, litigation expenses and indemnification paid to advisors of the Fund and officers and directors of the Company, and distribution plan expenses.

         7. NON-EXCLUSIVITY. The services of the Administrator to the Company and the Fund are not to be deemed exclusive, and the Administrator shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers and directors of the Administrator may serve as officers and directors of the Company, and that officers and directors of the Company may serve as officers and directors of the Administrator, to the extent permitted by law; and that officers and directors of the Administrator are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

         8. TERMINATION. This Agreement may be terminated as to the Fund at any time, without payment of any penalty, by vote of the Company's Board of Directors or by vote of a majority of the Fund's outstanding voting securities, or by the Administrator, on sixty (60) days' written notice to the other party. The notice herein provided for may be waived by the party entitled to receipt thereof.

         9. LIABILITY OF ADMINISTRATOR AND INDEMNIFICATION. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any of its officers, directors or employees, the Administrator shall not be subject to liability to the Company, the Fund or any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any of its officers, directors or employees, the Company hereby agrees to indemnify and hold the Administrator harmless from and against all claims, actions, suits,

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and proceedings at law or in equity, whether brought or asserted by a private party or a governmental agency, instrumentality or entity of any kind, relating to the sale, purchase pledge of, advertisement of, or solicitation of sales or purchases of any security (whether of the Fund or otherwise) by the Company, its officers, directors, employees or agents in alleged violation of applicable federal, state or foreign laws, rules or regulations.

         10. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered by hand, telecopied or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Company and Fund shall be 5000 Quorum Drive, Suite 620, Dallas, Texas 75240, and of the Administrator shall be 1141 Custis Street, Alexandria, Virginia 22308.

         11. AMENDMENT. This Agreement may be amended or modified, but only by a written instrument signed by each of the Company and the Administrator.

         12. MISCELLANEOUS. The Company and the Administrator each hereby represent and warrant, but only as to themselves, that each has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that this Agreement is legal, valid and binding, and enforceable in accordance with its terms. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



ETON COURT ASSET MANAGEMENT, LTD.


By: /s/ Paul Dietrich
    -----------------
Paul Dietrich, President




DOMINION FUNDS, INC.
on behalf of its
Dominion Insight Growth Fund Series


By: /s/ Douglas W. Powell
    ---------------------
Douglas W. Powell, President